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As filed with the Securities and Exchange Commission on June 24, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

KKR FINANCIAL CORP.
(Exact name of registrant as specified in its governing instruments)

Four Embarcadero Center, Suite 2050
San Francisco, California 94111
(415) 315-3620
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Barbara J. S. McKee, Esq.
General Counsel and Secretary
Four Embarcadero Center, Suite 2050
San Francisco, California 94111
(415) 315-3620
(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:
David J. Sorkin, Esq. Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Paul C. Pringle, Esq. Eric S. Haueter, Esq. Sidley Austin Brown & Wood LLP 555 California Street San Francisco, California 94104 (415) 772-1200

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ Registration No. 333-124103

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of shares to be registered	Number of shares to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common Stock, $0.01 par value	3,957,950	$24.00	$94,990,800	$11,180

(1)
Estimated solely for purposes of determining the registration fee in accordance with Rule 457(a) of the Securities Act of 1933. Includes shares that the underwriters have the option to purchase from us to cover over-allotments, if any.

(2)
Calculated by multiplying the estimated aggregate offering price of securities to be registered by .0001177.

EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 462(b) and General Instruction G of Form S-11, both as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents. The contents of the Registration Statement on Form S-11 (Registration No. 333-124103), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on June 23, 2005 (the "Original Registration Statement"), are incorporated by reference in this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, KKR Financial Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 24th day of June, 2005.

KKR FINANCIAL CORP.
By:	/s/ SATURNINO S. FANLO Name: Saturnino S. Fanlo Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Saturnino S. Fanlo	Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2005
* David A. Netjes	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	June 24, 2005
* Paul M. Hazen	Chairman and Director	June 24, 2005
William F. Aldinger	Director
* Patrick Cowell	Director	June 24, 2005
* Kenneth M. deRegt	Director	June 24, 2005
* R. Glenn Hubbard	Director	June 24, 2005
* Ross J. Kari	Director	June 24, 2005
* Ely L. Licht	Director	June 24, 2005

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* Deborah H. McAneny	Director	June 24, 2005
* Scott C. Nuttall	Director	June 24, 2005
* Scott M. Stuart	Director	June 24, 2005

        Barbara J.S. McKee hereby signs this registration statement on behalf of each of the indicated persons for whom she is attorney-in-fact on June 24, 2005 pursuant to a power of attorney previously filed.

*By:	/s/ BARBARA J.S. MCKEE
	(Barbara J.S. McKee)	Attorney-in-fact	June 24, 2005

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Venable LLP with respect to the legality of the securities being registered
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Venable LLP (included within Exhibit 5.1 hereto)
24.1
Powers of Attorney (included on the signature page to the Company's Registration Statement on Form S-11 (Registration No. 333-124103) as filed with the Securities and Exchange Commission on April 15, 2005 and declared effective on June 23, 2005)

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CALCULATION OF REGISTRATION FEE
EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX